Exhibit 10.13

AMENDMENT 2009-1

to the

AECOM TECHNOLOGY CORPORATION

MANAGEMENT SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

WHEREAS, AECOM Technology Corporation (“AECOM”) maintains the AECOM Technology Corporation Management Supplemental Executive Retirement Plan (the “MSERP”), as amended and restated effective as of January 1, 2005;

WHEREAS, AECOM has the authority to amend the MSERP in accordance with the terms thereof;

NOW, THEREFORE, the following amendments are adopted, effective as of October 9, 2009.

1.                                      Article III of the MSERP is amended by adding the following new Section 3.5 to the end thereof:

“3.5        Cessation of Benefit Accruals

Notwithstanding anything herein to the contrary, a Participant’s benefit under this Plan shall be calculated and frozen effective as of October 9, 2009 (the “Freeze Date”). No Participant shall accrue any additional benefits under this Plan after the Freeze Date.”

IN WITNESS WHEREOF, AECOM Technology Corporation has caused this Amendment to be executed on this 9th day of October, 2009 but to be effective as set forth above.

AECOM TECHNOLOGY CORPORATION

By:	/s/ Christina Ching
Name:	Christina Ching
Title:	VP, Corporate Secretary